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Exhibit 21

IMS Health Incorporated
Active Subsidiaries
as of December 31, 2003

Name	State or Other Jurisdiction of Incorporation	% Ownership 100% except as noted
ARSENAL HOLDING COMPANY	Delaware
SelfMed (4) Limited	United Kingdom
IMS Production Hubs, S.L.	Spain
SelfMed Limited	United Kingdom
BATTAERD MANSLEY PTY LTD.	South Africa
COORDINATED MANAGEMENT SYSTEMS, INC.	Delaware
DATA NICHE ASSOCIATES, INC.	Illinois
ENTERPRISE ASSOCIATES, LLC	Delaware
IMS AG	Switzerland
IMS Health Licensing Associates, L.P.	Delaware	91.00
Spartan Leasing Corporation	Delaware
IMS Health Argentina S.A.	Argentina
Phama S.A.	Argentina
IMS Health Marktforschungs GmbH	Austria
Pharmadat Marktforschungs Gesellschaft m.b.H.	Austria
IMS Health S.P.R.L.	Belgium
IMS Health Finance Ltd.	Bermuda
IMS Health Bolivia S.R.L.	Bolivia
IMS Health Do Brasil Ltda.	Brazil
PharmMIS Bulgaria E.o.o.d.	Bulgaria
Asesorias IMS Health Chile Limitada	Chile
Intercomunicaciones Y Servicio de Datos Interdata S.A.	Colombia
MIS Adriatic d.o.o. za konzalting	Croatia
IMS Health a.s.	Czech Republic
IMS Republica Dominicana, S.A.	Dominican Republic
Datandina Ecuador S.A.	Ecuador
IMS Health Egypt Limited	Egypt
IMS Health Oy	Finland
IMS Health S.A.S.	France
G.Y.D. Institut	France
Logimed S.A.S.	France
Medi-Diff S.A.S.	France
Source Informatics S.A.S.	France
Asserta Centroamerica Medicion de Mercados, S.A.	Guatemala
IMS Health Services Ltd.	Hungary
PharmaFELAX Commerical Ltd.	Hungary
ORG IMS Research Private Limited	India	50.00
IMS Health Bangladesh Limited	Bangladesh
IMS Health Lanka (Private) Limited	Sri Lanka
UAB IMS Health	Lithuania
IMS Health Malaysia Sdn. Bhd.	Malaysia
Interdata, S. R.L. de C.V.	Mexico
IPP Informacion Promocional y Publicitaria S.A. de C.V.	Mexico
Informations Medicales & Statistiques S.A.R.L.	Morocco
IMS Health B.V.	Netherlands
IMS Health Finance B.V.	Netherlands
IMS Health Norway A/S	Norway
IMS Health Pakistan (Private) Limited	Pakistan

Pharma Data Paraguaya S.R.L.	Paraguay
IMS Health Del Peru S.A.	Peru
Azyx Polska Geopharma Information Services, Sp.z.o.o.	Poland
MIS Consulting Romania SRL	Romania
IMS Poland Limited Sp.z.o.o.	Poland
Azyx Servicos De Geomarketing Farmaceutico, Ltda.	Portugal
IMS Information Medical Statistics, spol.s.r.o.	Slovak Republic
MIS ALPE ADRIA d.o.o., Ljubljana	Slovenia
IMS Health, S.A.	Spain
Mercados Y Analisis, S.A.	Spain
IHA.IMS Health GmbH	Switzerland	50.00
Interstatistik AG	Switzerland
Datec Industria e Comercio, Distribuidora Grafica e Mala Direta Ltda.	Brazil
IMS Health Tunisia sarl	Tunisia
IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	Turkey
Pharma Data Uruguaya S.A.	Uruguay
PMV De Venezuela, C.A.	Venezuela
IMS CHINAMETRIK INCORPORATED	Delaware
IMS Market Research Consulting (Shanghai) Co., Ltd.	China
IMS CHINAMETRIK LIMITED	Hong Kong
IMS Meridian Limited	Hong Kong
IMS Meridian Research Limited	British Virgin Islands
Meridian Research Vietnam Ltd	Vietnam
IMS HEALTH AB	Sweden
Medical Radar Holding AB	Sweden
Medical Radar AB	Sweden
IMS HEALTH ASIA PTE. LTD.	Singapore
IMS HEALTH, CANADA LIMITED	Canada
IMS HEALTH DEUTSCHLAND GMBH	Germany
IMS Health Beteiligungs-gesellschaft mbH	Germany
IMS Health GmbH & Co. OHG	Germany
IMS Hellas Ltd.	Greece
IMS HEALTH FINANCE, INC.	Delaware
IMS HEALTH GROUP LIMITED	United Kingdom
IMS Health HQ Limited	United Kingdom
IMS Holdings (U.K.) Limited	United Kingdom
IMS Health Limited	United Kingdom
IMSWorld Publications Ltd.	United Kingdom
Medical Direct Mail Organisation Ltd.	United Kingdom
Pharma Strategy Group Limited	United Kingdom
PMS International Limited	United Kingdom
Cambridge Pharma Consultancy, Ltd.	United Kingdom
Cambridge Pharma Consultancy, Inc.	Delaware
PPR Communications Ltd.	United Kingdom
IMS (UK) Pension Plan Trustee Company Limited	United Kingdom
IMS Health Surveys Limited	United Kingdom
IMS Health Networks Limited	United Kingdom
IMS Hospital Group Limited	United Kingdom
PMSI Medical Research Factors Limited	United Kingdom
IMS HEALTH INDIA HOLDING CORPORATION	Delaware
RX India Corporation	Delaware
IMS Health India Private Limited	India
IMS HEALTH KOREA LTD.	Korea

IMS HEALTH, LDA.	Portugal
IMS HEALTH LIMITED	Ireland
Medical Data Systems Limited	Ireland	70.00
IMS HEALTH PHILIPPINES, INC.	Philippines
IMS HEALTH PUERTO RICO INC.	Puerto Rico
IMS HEALTH S.P.A.	Italy
IMS HEALTH TAIWAN LTD.	Taiwan
IMS HEALTH TRADING CORPORATION	Delaware
IMS Health Holdings (Pty.) Ltd.	South Africa
Decision Surveys International (Pty.) Ltd.	South Africa
IMS Health (Pty.) Ltd.	South Africa
IMS HEALTH TRANSPORTATION SERVICES CORPORATION	Delaware
IMS INFORMATION MEDICAL STATISTICS (ISRAEL) LTD.	Israel
IMS JAPAN K.K.	Japan
PMSI Japan Ltd.	Japan
IMS SERVICES, LLC	Delaware
IMS Health (Australia) Partnership	Australia
IMS Health Australia Holding Pty. Ltd.	Australia
IMS Health Australia Pty. Ltd.	Australia
Battaerd Mansley Pty. Ltd.	India
IMS Health (N.Z.) Limited	New Zealand
IMS SOFTWARE SERVICES, LTD.	Delaware
Infoplex GmbH	Germany
INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD. (DE)	Delaware
MARKET RESEARCH MANAGEMENT, INC.	Delaware
949122 ONTARIO INC. (MEDCOM)	Canada
ROSENBLATT-KLAUBER GROUP, INC.	Vermont
ROSENBLATT-KLAUBER GROUP CANADA INC.	Canada
SOURCE INFORMATICS EUROPE B.V.	Netherlands
SOURCE INFORMATICS LIMITED	United Kingdom

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  Exhibit 21
IMS Health Incorporated Active Subsidiaries as of December 31, 2003